Exhibit 5.1
                             SEMMES, BOWEN & SEMMES
                           A Professional Corporation
                                ATTORNEYS AT LAW
                              250 WEST PRATT STREET
                            BALTIMORE, MARYLAND 21201

                                                                    OFFICES IN:
          TELEPHONE: 410-539-5040                              WASHINGTON, D.C.
                                                               TOWSON, MARYLAND
          FACSIMILE: 410-539-5223                          HAGERSTOWN, MARYLAND
               CABLE TREVLAC                                SALISBURY, MARYLAND

SCALDARA & POTLER, LLP
        OF COUNSEL

DIRECT DIAL: (410) 576-4798

                                January 26, 1996

EA Engineering, Science, and Technology, Inc.
11019 McCormick Road
Hunt Valley, Maryland 21031

Re:     EA Engineering, Science, and Technology, Inc.
        Stock Option Plan

Gentlemen:

     We have acted as counsel for EA Engineering, Science, and Technology, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the Company's Stock Option Plan. The Registration Statement relates to 250,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

     We have examined all such corporate records of the Company, and such other instruments, certified by public officials or officers of the Company, and other documents as we deemed necessary as a basis for the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized and that the Common Stock will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of this firm therein and in the prospectus.

                                               Very truly yours,

                                               SEMMES, BOWEN & SEMMES

                                               /s/ Semmes, Bowen & Semmes
CDM: pam
SS/155984